U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 14, 2008
AMERICAN POST TENSION, INC.
(Exact name of registrant as specified in charter)

Delaware	000-50090	13-3926203
(State or other	(Commission File	(I.R.S. Employer
of jurisdiction incorporation)	Number)	Identification No.)

1179 Center Point Drive, Henderson, NV		89074

(Address of principal executive office)		(Zip Code)
Registrant’s telephone number, including area code: (702) 565-7866

Former Name or Former Address, if Changed Since Last Report
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 14, 2008, Kelly T. Hickel, one of the members of the board of directors of American Post Tension, Inc. (the “Company”), announced his resignation from our board in an e-mail communication to Ed Hohman, our president and chairman of the board of directors. Mr. Hickel and his affiliate, The Turnaround Group, LLC, had recently sold all of their share holdings in the Company to Ed Hohman and John Hohman, our chief operating officer. It is the position of the Company and Messrs. Ed and John Hohman that the purchase of Mr. Hickel’s and The Turnaround Group, LLC’s shares (the “Purchased Shares”) was an accommodation to Mr. Hickel and The Turnaround Group, as Mr. Hickel initiated the request that the Company or Messrs. Hohman purchase the Purchased Shares. Accordingly, Mr. Ed Hohman notified Mr. Hickel of his belief that all legal expenses (approximately $3,500) relating to the purchase and sale of the Purchased Shares should be borne by Mr. Hickel and that the Company would deduct the amount of the legal fees from compensation that had accrued or would accrue to The Turnaround Group, LLC under an existing consulting agreement between the Company and FSR, Inc., d/b/a The Turnaround Group, LLC/Strategic Growth Associates for the services of Mr. Hickel. Mr. Hickel asserted in his resignation notice that he believed that the legal fees associated with the sale of the Purchased Shares should be borne equally by Mr. Hickel, Mr. Ed Hohman, and Mr. John Hohman, rather than being paid by the Company, and that Mr. Hickel objected to “this and other company practices.” A representative of the Company attempted to contact Mr. Hickel for clarification of his statement, but this attempt was unsuccessful as of the time of the filing of this report. In his resignation notice, Mr. Hickel also terminated the consulting relationship with the Company referred to above. The Company has advised that it does not intend to pay the legal expenses of any individual party to the agreement for the purchase and sale of the Purchased Shares but that certain of those expenses are for legal services provided to the Company.
          Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
17.1	Notification from Kelly Hickel, dated February 14, 2008, regarding his resignation from the board of directors.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereto duly authorized.

American Post Tension, Inc.
Date: February 21, 2008	By:	/s/ Edward Hohman
	Name:	Edward Hohman
Chairman and Chief Executive Officer

Exhibit Index

Exhibit
No.	Description

17.1	Notification from Kelly Hickel, dated February 14, 2008, regarding his resignation from the board of directors.

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